UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2011

AMERICA’S SUPPLIERS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	000-27012	27-1445090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7575 E. Redfield Rd.
Suite 201
Scottsdale, AZ 85260

(Address of principal executive offices) (Zip code)

480-922-8155

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, the Board of Directors (the “Board”) of America’s Suppliers, Inc. (the “Company”) appointed Eric Best as a director of the Company, effective immediately.  Mr. Best was elected to fill the vacancy created by Larry Schafran’s resignation from the Board, which was effective as of February 4, 2011.

Mr. Best, 39 years old, is a veteran entrepreneur and experienced manager of strategy, people, and process.  He is currently Chairman and CEO of Mercent Corporation.  In addition, Mr. Best serves as chair of Seattle-based Morse Best Innovation, a technical marketing agency serving clients such as Microsoft, Lexmark, and WRQ, and as director of Bellevue-based ITEX, a technology company that provides a business-to-business payment system for non-cash transactions.  Previously, Mr. Best founded MindCorps in 1996, and created a profitable, high-growth software consultancy that served the Internet and Fortune 500 markets before its acquisition by Amazon.com.  With Amazon, Mr. Best managed business development for the Amazon.com Commerce Network, working on the deal team for Amazon’s first major brick-and-mortar partnership.  Mr. Best founded the software product firm Emercis Corporation in 1998 to provide e-commerce infrastructure tools to enterprise businesses.  Emercis was subsequently acquired by Impressa, Inc. in 2000.  Serving as director of Ubarter.com, Mr. Best also helped facilitate the sale of the business to Network Commerce in 2000 for $45 million.  Mr. Best is a graduate of Seattle Pacific University and a member of the SPU Entrepreneurial Studies Council and Society of Fellows.

Mr. Best will participate in the Company’s standard non-employee director compensation program, which currently provides for an annual cash fee of $20,000 and a grant of options to purchase 30,000 shares of the Company’s common stock.  Such stock options will be subject to the terms and conditions of the Company’s 2009 Long-Term Incentive Compensation Plan and a corresponding award agreement.  The Board compensation program described above is subject to change from time to time, as described in more detail in the Company’s definitive proxy statement relating to its annual meeting of stockholders.

Other than as described above, Mr. Best was not appointed pursuant to any arrangement or understanding with any other person and is not a participant in any existing or proposed transaction with the Company.  The Board anticipates that Mr. Best will fill the current vacancy on the Board compensation committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA’S SUPPLIERS, INC.

Dated: March 4, 2011	By:	/s/ Marc Joseph
Name: Marc Joseph
Title: President